SEPARATION AGREEMENT AND
FULL AND FINAL WAIVER, RELEASE AND DISMISSAL OF ALL CLAIMS
This Separation Agreement and Full and Final Waiver, Release and Dismissal of All Claims ("Agreement") is entered into by and among Jason W. Ross (the "Executive"), Standard AVB Financial Corp. (the "Company") and Standard Bank, PaSB (the "Bank") on April 6, 2018.  For purposes of this Agreement, the term "Company" and "Bank" shall also include the Company's and Bank's successors, and all of their respective parent companies, subsidiaries, affiliates, officers, directors, employees and agents.
WHEREAS, Executive is employed as Executive Vice President and Chief Business Development Officer of the Company and the Bank; and
WHEREAS, Executive, Company, as successor to Allegheny Valley Bancorp, Inc., and Bank, as successor to Allegheny Valley Bank, are parties to a change in control agreement dated May 19, 2008, amended as of August 29, 2016 (the "Change in Control Agreement"); and
WHEREAS, Executive wishes to resign from his employment with the Company and Bank.
NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration described herein, the parties agree as follows:
1. Resignation.  Executive hereby resigns from his employment with the Company and Bank as of April 6, 2018 (the "Date of Resignation") under the terms and conditions of this Agreement.  Commencing on the Date of Resignation, and except as expressly provided in this Agreement, Executive shall not accrue any further compensation or benefits of any kind beyond the Date of Resignation, including any wages, bonuses, profit sharing, incentive, retirement or salary payments, as well as any compensation for vacation, holiday, sick or personal days, but shall receive all such compensation and benefits accrued through the Date of Resignation.
2. Consideration.  In full and complete satisfaction of the cash severance otherwise payable under the Change in Control Agreement and in consideration of Executive's resignation and full and final waiver, release and dismissal of all claims, and his other agreements and promises herein, the Company, Bank and Executive agree to the following:
(a) Severance Pay.  The Bank will pay Executive a lump sum severance payment in the amount of $510,000.00 (the "Severance Pay").  The payment will be made on the Bank's next regularly scheduled payroll date following the expiration of the seven (7) day revocation period as described in Section 10 of this Agreement (the "Expiration Date"); and for purposes of clarity, no payments or benefits will be made under Section 2(a) if the Executive revokes this Agreement prior to the Expiration Date.  Applicable withholding taxes shall be deducted from the Severance Pay and the Severance Pay shall be reported on a Form W-2.  Executive, Company and Bank acknowledge that the Severance Pay is not related to the merger of Allegheny Valley Bancorp, Inc. with and into the Company.
3. Mutual Release and Waiver.
(a) Executive, on behalf of himself, his executors, heirs, administrators, assigns and anyone else claiming by, through or under him, hereby waives, releases, covenants not to sue, and forever discharges the Company, Bank, and their respective Affiliates, successors, and present and former officers, directors, agents, employees, attorneys, and representatives ("Bank Releasees") from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, and liabilities whatsoever of any name and nature, both in law and/or in equity (hereinafter "Claims") which he or they now has, ever had or may in the future have against each or any of the Bank Releasees by reason of any matter, cause or thing whatsoever from the beginning of time to the date of the signing of this Agreement, including, but not limited to, any Claims arising out of, based upon or connected with Executive's employment with the Bank and Company, the compensation and working conditions for that employment, and/or the termination of that employment.  This necessarily includes but is not limited to any Claims that might exist under federal, state, and/or local laws, including, but not limited to, any Claims based on race, national origin, ethnicity, handicap, color, age, sex, sexual preference, military status, genetic status or information, other protected status, retaliation, or anything else.  The waiver and release includes, but is not limited to, any claims Executive may have or have had based on promises, contracts, common law, laws regarding unfair or bad faith conduct and wrongful discharge, and state and federal statutory protections against discrimination in employment, specifically including, among all the others and without limitation, any rights or claims that Executive may have under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Americans with Disabilities Act, which prohibits discrimination against qualified individuals with disabilities; the Family and Medical Leave Act, which provides for leave of absence under certain specified circumstances; and all other statutes, rules, and common law, and all other theories of recovery.  This waiver and release thus applies to all claims of any nature that may now exist, whether or not now known to the undersigned; provided, however, that this release does not apply to any claims Executive may have under any tax-qualified retirement plan of the Bank in which Executive is or was a participant.

(b) Executive agrees that amounts to be paid to him under this Agreement are in addition to of anything presently owed to him, and that he has no pending or known claims against the Bank or the Company.  Executive also agrees that he will not bring any federal or state lawsuit, or file any administrative or other claims, against the Company or Bank, or any other party based on his employment or the termination of his employment, except that nothing in this Agreement is intended to prevent the undersigned from filing a claim for unemployment compensation, or from exercising any right that cannot be waived by law, including the right to file a charge of discrimination with the Equal Employment Opportunity Commission ("EEOC").  If Executive does file a charge of discrimination or retaliation, however, he agrees that he will not seek or accept reinstatement, attorney's fees, or any amount of monetary damages in connection with such charge.  Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement limits Executive's ability to file a charge or complaint with the Securities and Exchange Commission ("SEC") and this Agreement does not limit Executive's right to receive an award for information provided to the SEC.
(c) Company, Bank and their respective Affiliates, on their behalf and on behalf of their respective, predecessors, successors, assigns and present and former officers, directors, agents, employees, attorneys, representatives, and anyone else claiming by, through or under any of them, hereby release, waive, covenant not to sue and forever discharge the Executive and his executors, heirs, administrators, successors and assigns ("Executive Releasees") from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, and liabilities whatsoever of any name and nature, both in law and/or in equity (hereinafter "Claims") which he or they now has, ever had or may in the future have against each or any of the Executive Releasees or the Executive by reason of any matter, cause or thing whatsoever from the beginning of time to the date of the signing of this Agreement, including, but not limited to, any Claims arising out of, based upon or connected with Executive's employment with the Bank and Company.  This waiver and release thus applies to all claims of any nature that may now exist, whether or not now known to Company, Bank the Executive.

(d) Executive agrees not to institute, nor has Executive instituted, a lawsuit against the Bank or Company and their respective directors, officers, employees and agents, affiliates, subsidiaries, and the heirs, successors and assigns of all of them, based on any waived claims or rights to the extent set forth above.  The Company and Bank also agree not to institute, nor has the Company or Bank instituted, a lawsuit against the Executive based on any waived claims or rights to the extent set forth above.  Nothing in this paragraph shall prevent the Company, Bank or Executive from enforcing the terms of this Agreement.

(e) Executive agrees that the Severance Pay is in full and complete satisfaction of any amounts payable under the Change in Control Agreement and that Executive is not entitled to any additional amounts, except compensation and benefits accrued through the Date of Resignation.
(f) EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIM(S) OF ANY TYPE THAT EXECUTIVE MAY NOW HAVE AGAINST THE COMPANY, BANK OR ANY AFFILIATE OF THE BANK AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AFFILIATES, SUBSIDIARIES, AND THE HEIRS, SUCCESSORS AND ASSIGNS, TO THE EXTENT PROVIDED ABOVE, BUT THAT IT DOES NOT RELEASE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT.   COMPANY AND BANK ACKNOWLEDGE AND AGREE THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIM(S) OF ANY TYPE THAT COMPANY OR BANK MAY NOW HAVE AGAINST EXECUTIVE AND EXECUTIVE'S HEIRS, SUCCESSORS AND ASSIGNS, TO THE EXTENT PROVIDED ABOVE, BUT THAT IT DOES NOT RELEASE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT.
4. References.  The parties agree that, if requested, the Company and Bank will only confirm the Executive's dates of employment and positions held with the Company and Bank and their respective predecessors.  The parties hereby agree that the release of said references does not violate the terms of any confidentiality provision, or any other provision, contained in this Agreement, and that no further information will be provided.

5. Return of Materials.  Executive will promptly return to the Bank or the Company all equipment (except the iPhone, provided Executive deletes Company's and Bank's proprietary information), documents and other materials in Executive's possession that are the property of the Bank or the Company, whether created by Executive or by others, and including the originals and all copies thereof, whether electronic, paper or any other form, without maintaining any copies thereof whether electronic, paper or any other form.

6. Confidentiality.  Executive acknowledges that Executive has had access to trade secrets and other confidential information regarding the Bank and their businesses that are unique and irreplaceable and that the use of such trade secrets and other confidential information by a competitor, or certain other persons, would cause irreparable harm to the Bank.  Accordingly, Executive will not disclose or use to the detriment of the Bank any such trade secrets or other confidential information.  Confidential information includes any information, whether or not reduced to written or other tangible form, which is defined as confidential under the Company's or Bank's confidentiality policies or (i) is not generally known to the public or within the industry; (ii) has been treated by the Company or the Bank as confidential or proprietary; and (iii) is of competitive advantage to the Company or the Bank.
7. Mutual Non-Disparagement.  Executive covenants that, except to the extent required by law, Executive will not make to any person or entity any statement, whether written or oral, that directly or indirectly impugns the integrity of, or reflects negatively on the Company, the Bank or any of their employees, officers or directors, or that denigrates, disparages or results in detriment to the Company or the Bank.  The Company and Bank covenant that, except to the extent required by law, they and their boards of directors and management will not make to any person or entity any statement, whether written or oral, that directly or indirectly impugns the integrity of, or reflects negatively on Executive.  This section does not prohibit any truthful statement made to any government agency, or as part of a judicial process brought by the disclosing party.
8. Post-Employment Obligations.  Executive agrees that for a period of one (1) year from the Date of Resignation: (i) he shall not hire or attempt to hire any employee of the Company, Bank or any affiliate of the Bank, and (ii)  Executive will not, directly or indirectly, on his own behalf or on behalf of any third person or entity, and whether through his own efforts or through the efforts or assistance of any other person or entity (including, without limitation, any person employed by or associated with any entity with whom Executive is or may become employed or associated): (1) solicit, directly or indirectly, any banking, lending, wealth management investment, or similar services being provided by Company or Bank to an individual or entity that was a client or customer of Company or Bank at any time during the twelve (12) months immediately prior to the Date of Resignation, or (2) participate in hiring, hire or employ an employee of the Company or Bank, or solicit, encourage or induce any such employee or consultant to terminate his or her employment or other relationship with the Company or Bank.
9. Acceptance of Agreement.
(a) Executive acknowledges that Executive has been advised by the Bank and the Company that Executive has at least 21 calendar days from the date Executive receives this Agreement (the "Acceptance Period") to consider whether or not to accept this Agreement and seek counsel to advise Executive about signing this Agreement.  This Agreement was provided to Executive on April 6, 2018.  Any modifications or changes to this Agreement agreed upon by the parties will not restart or affect Executive's 21-day review period.  This Agreement will not become effective or enforceable until the cancellation period described in Section 10 below has expired without Executive cancelling this Agreement.

(b) Executive acknowledges that, before signing this Agreement, Executive was advised by the Bank and the Company to consult with an attorney.  Executive agrees that Executive had an adequate opportunity to review this Agreement with persons of Executive's choice, including Executive's attorney, that Executive fully understands the terms of this Agreement, and that Executive has signed it knowingly and voluntarily.
10. Cancellation of Agreement. Executive has the right to cancel this Agreement at any time within the seven calendar (7) day period immediately following Executive's acceptance of the Agreement.  If Executive decides to cancel this Agreement, Executive must do so by mailing notice of cancellation, by certified mail, return receipt requested, postmarked within the seven calendar (7) day cancellation period to Timothy K. Zimmerman, Chief Executive Officer, Standard Bank, PaSB, 2640 Monroeville Boulevard, Monroeville, Pennsylvania 15146. This Agreement will not be effective until the 8th calendar day after Executive signs and does not cancel Agreement.
11. No Admission of Liability.  This Agreement is not an admission by any party of any liability to the other party.
12. Governing Law and Jurisdiction.  This Agreement shall be governed and conformed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provision.
13. Savings Clause.  If any provision of this Agreement is determined to by void or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.
14. Entire Agreement.  This Agreement represents the entire understanding of Executive, the Bank and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral.
15. Counterparts. This Agreement may be signed in counterparts, and all of the counterpart copies shall be treated as a single agreement.
16. Assignment; Modification of Agreement.  This Agreement will inure to the benefit of the Bank and the Company and any successors and assigns.  Executive may not assign Executive's rights, duties or obligations under this Agreement.  None of the terms of this Agreement may be changed or modified except in a writing signed by both Executive and the Bank and the Company. Any such agreed upon change or modification to this Agreement will not restart or otherwise affect the original 21 calendar day consideration period referred to in Section 9 above.
17. Representation. Company and Bank hereby represent the Severance Pay will not result in additional taxes, penalties, interest, costs or expenses to the Executive under Section 280G of the Internal Revenue Code of 1986, as amended, and in the event that a claim is made for additional taxes, penalties, interest, costs or expenses to the Executive under Section 280G of the Internal Revenue Code of 1986, as amended, Company and Bank, jointly and severally, at their sole cost and expense, shall defend, indemnify and hold Executive harmless from any such additional taxes, penalties, interest, costs or expenses.

PLEASE INDICATE EXECUTIVE'S, COMPANY'S AND BANK'S ACCEPTANCE OF THIS AGREEMENT BY SIGNING THE FOLLOWING PAGE.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the on the date first above written and Executive hereby declares that the terms of this Agreement have been completely read, are fully understood, and are voluntarily accepted after complete consideration of all facts and legal claims.

EXECUTIVE

/s/ Jason W. Ross
Jason W. Ross

STANDARD AVB FINANCIAL CORP.

By:    /s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer

STANDARD BANK, PASB

By:    /s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer